Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Tom Filandro - ICR, Inc.
Managing Director
tom.filandro@icrinc.com
(646) 277-1235

BIG LOTS REPORTS Q3 RESULTS

TWO-YEAR COMP OF 12.3% MARKS THIRD STRAIGHT QUARTER OF DOUBLE-DIGIT TWO-YEAR COMPS
STRONG START TO Q4 WITH RECORD THANKSGIVING & BLACK FRIDAY WEEK SALES
COMPANY ANNOUNCES NEW $250 MILLION SHARE REPURCHASE AUTHORIZATION

FOR Q3 RESULTS PRESENTATION, PLEASE VISIT: https://www.biglots.com/corporate/investors

Columbus, Ohio – December 3, 2021 – Big Lots, Inc. (NYSE: BIG) today reported a net loss of $4.3 million, or $0.14 per share, for the third quarter of fiscal 2021 ended October 30, 2021, which compares to the company’s guidance for the third quarter, as provided on August 27, 2021, of a $0.10 to $0.20 loss per share. Net income for the third quarter of fiscal 2020 was $29.9 million, or $0.76 per diluted share.

Net sales for the third quarter of fiscal 2021 totaled $1,336 million, a 3.1% decrease compared to $1,378 million for the same period last year, and an increase of 14.4% compared to the third quarter of fiscal 2019. The decline to last year was driven by a comparable sales decrease of 4.7%, as the company lapped a 17.8% comparable sales increase last year. Net new stores and relocations contributed approximately 160 basis points of sales growth. On a two-year basis, comparable sales increased 12.3%.

Commenting on today’s results announcement, Bruce Thorn, President and CEO of Big Lots stated, “We are pleased to have delivered the quarter in line with our guidance, and to have sustained double-digit two-year comps despite supply chain challenges and the expiration of stimulus benefits. Our absolute focus coming into Q4 has been to position ourselves appropriately with inventory and deliver an excellent Holiday for our customers, and our fourth quarter is off to a strong start with November comps up 10% on a two-year basis, including record Thanksgiving and Black Friday week sales. Supply chain challenges will continue in the near-term, but we are aggressively managing through them by partnering closely with our manufacturing and transportation partners, strategically prioritizing receipts, creating new capacity with our forward distribution centers and DC by-pass program, and ensuring we are competitive in recruiting and retaining DC associates. In addition, we have taken pricing actions and will continue to do so in response to volatile supply chain costs, while continuing to deliver great value for our customers.

Looking forward, we expect to post a new record sales year in 2022, and we have ever-increasing confidence that our key growth drivers under Operation North Star – materially growing merchandise productivity, accelerating new store growth, and continuing to ramp up our ecommerce capabilities – represent a huge white space opportunity for us. In addition, we expect to see gross margin expansion in 2022 driven by promotional and pricing optimization, the deployment of new planning capabilities, and favorable mix effects. As we look towards closing out 2021 and

Investor Contact
ICR, Inc.
Tom Filandro, 646-277-1235
Tom.Filandro@icrinc.com

beginning a new year, we are primed, pumped and laser focused on being the best destination home discount store.”

Commenting on today’s share repurchase authorization announcement, Bruce Thorn added, “Returning capital to shareholders is a key component of our long-term value creation model. We are pleased to have this new repurchase authorization in place, alongside our continuing quarterly dividend, and that we can deliver capital return while continuing to invest in our high-return internal growth strategies.”

Inventory and Cash Management
Inventory ended the third quarter of fiscal 2021 at $1,277 million compared to $1,089 million for the same period last year. The 17% increase resulted from the lapping of atypically low inventory levels at the end of the third quarter of fiscal 2020, planned inventory builds to support key growth categories, and elevated inventory costs.

The company ended the third quarter of fiscal 2021 with $71 million of Cash and Cash Equivalents and no Long-term Debt, compared to $548 million of Cash and Cash Equivalents and $39 million of Long-term Debt as of the end of the third quarter of fiscal 2020.

Share Repurchase Authorization
On December 1, 2021, the company’s Board of Directors authorized a new repurchase of up to $250 million of the company’s outstanding common shares. The authorization may be utilized to repurchase shares in the open market and/or in privately negotiated transactions at the company’s discretion, subject to market conditions and other factors. Pursuant to the authorization, shares may be repurchased commencing December 8, 2021, and the authorization is open-ended.

During the third quarter, the company completed the $500 million share repurchase authorized by its Board of Directors on August 27, 2020, investing the remaining $97 million under the authorization to repurchase 2.0 million shares at an average cost of $47.43. In total, the company repurchased approximately 9.3 million shares at an average cost of $53.49 under the August 2020 authorization.

Dividend
As also announced in a separate press release, on December 1, 2021, the Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $9 million will be payable on December 29, 2021, to shareholders of record as of the close of business on December 15, 2021.

Company Outlook
For the fourth quarter of fiscal 2021 the company expects to report diluted earnings per share in the range of $2.05 to $2.20, based on a slightly positive comparable sales increase, which equates to a high single digit two-year comparable sales increase. The company expects fourth quarter gross margin to be down approximately 150 basis points to last year, driven by freight headwinds. For the full year, the company expects a negative low single digit decrease in comparable sales, equating to a double-digit positive comparable sales increase on a two year basis. The company expects a sales benefit of approximately 180 basis points for the fourth quarter as a result of net new store openings. The impact of freight headwinds for the full year is expected to result in a 120 basis point decline in full year gross margin compared to last year. Reflecting the above, the company expects full year diluted earnings per share in the range of $5.70 to $5.85. The foregoing guidance does not incorporate further potential share repurchases in the fiscal year.

Investor Contact
ICR, Inc.
Tom Filandro, 646-277-1235
Tom.Filandro@icrinc.com

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. to discuss the financial results for the third quarter of fiscal 2021. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website after 12:00 p.m. today and will remain available through midnight on Friday, December 17, 2021. A replay of this call will also be available beginning today at 12:00 p.m. through December 17 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and entering Replay Conference ID 13725023. All times are Eastern Time.

About Big Lots, Inc.
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a neighborhood discount retailer and a Fortune 500 company, operating 1,428 stores in 47 states, as well as a best-in-class ecommerce platform with expanded capabilities via BOPIS, curbside pickup, Instacart and same day delivery. The company's product assortment is focused on home essentials: Furniture, Seasonal, Soft Home, Food, Consumables and Hard Home. Ranked #1 on Total Retail’s 2020 Top 100 Omnichannel Retailers list and the recipient of Home Textiles Today’s 2021 Retail Titan Award, Big Lots’ mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering exceptional value to customers through the ultimate treasure hunt shopping experience, building a “best places to grow” culture, rewarding shareholders with consistent growth and top-tier returns, and doing good in local communities. For more information about the company, visit biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, developments related to the COVID-19 coronavirus pandemic, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the

Investor Contact
ICR, Inc.
Tom Filandro, 646-277-1235
Tom.Filandro@icrinc.com

availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

Investor Contact
ICR, Inc.
Tom Filandro, 646-277-1235
Tom.Filandro@icrinc.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	OCTOBER 30	OCTOBER 31
	2021	2020
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$70,596	$547,831
Inventories	1,277,225	1,089,068
Other current assets	148,959	84,814
Total current assets	1,496,780	1,721,713

Operating lease right-of-use assets	1,745,291	1,679,054

Property and equipment - net	738,673	721,668

Deferred income taxes	16,055	15,428
Other assets	35,524	66,533
	$4,032,323	$4,204,396

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$605,336	$569,434
Current operating lease liabilities	235,473	215,027
Property, payroll and other taxes	104,806	99,399
Accrued operating expenses	123,304	142,162
Insurance reserves	35,616	34,094
Accrued salaries and wages	74,648	40,049
Income taxes payable	508	52,813
Total current liabilities	1,179,691	1,152,978

Long-term debt	0	39,434

Noncurrent operating lease liabilities	1,579,209	1,491,571
Deferred income taxes	8,504	9,303
Insurance reserves	58,330	55,089
Unrecognized tax benefits	10,415	10,073
Other liabilities	146,334	189,646

Shareholders' equity	1,049,840	1,256,302
	$4,032,323	$4,204,396

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	OCTOBER 30, 2021		OCTOBER 31, 2020
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,335,646	100.0	$1,377,925	100.0
Gross margin	519,181	38.9	557,893	40.5
Selling and administrative expenses	487,378	36.5	482,307	35.0
Depreciation expense	35,930	2.7	33,086	2.4
Operating (loss) profit	(4,127)	(0.3)	42,500	3.1
Interest expense	(2,284)	(0.2)	(2,586)	(0.2)
Other income (expense)	285	0.0	(484)	(0.0)
(Loss) income before income taxes	(6,126)	(0.5)	39,430	2.9
Income tax (benefit) expense	(1,796)	(0.1)	9,520	0.7
Net (loss) income	($4,330)	(0.3)	$29,910	2.2

Earnings (loss) per common share
Basic	($0.14)		$0.79
Diluted	($0.14)		$0.76

Weighted average common shares outstanding
Basic	31,679		38,054
Dilutive effect of share-based awards	—		1,137
Diluted	31,679		39,191

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	OCTOBER 30, 2021		OCTOBER 31, 2020
		%		%
	(Unaudited)		(Unaudited)

Net sales	$4,418,582	100.0	$4,461,271	100.0
Gross margin	1,750,925	39.6	1,812,213	40.6
Selling and administrative expenses	1,473,454	33.3	1,444,938	32.4
Depreciation expense	105,196	2.4	104,750	2.3
Gain on sale of distribution centers	0	0.0	(463,053)	(10.4)
Operating profit	172,275	3.9	725,578	16.3
Interest expense	(7,148)	(0.2)	(8,456)	(0.2)
Other income (expense)	1,112	0.0	(2,444)	(0.1)
Income before income taxes	166,239	3.8	714,678	16.0
Income tax expense	38,299	0.9	183,473	4.1
Net income	$127,940	2.9	$531,205	11.9

Earnings per common share
Basic	$3.80		$13.69
Diluted	$3.73		$13.46

Weighted average common shares outstanding
Basic	33,677		38,807
Dilutive effect of share-based awards	617		659
Diluted	34,294		39,466

Cash dividends declared per common share	$0.90		$0.90

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	OCTOBER 30, 2021	OCTOBER 31, 2020
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($66,452)	($200,974)

Net cash used in investing activities	(45,459)	(32,377)

Net cash used in financing activities	(110,815)	(117,378)

Decrease in cash and cash equivalents	(222,726)	(350,729)
Cash and cash equivalents:
Beginning of period	293,322	898,560
End of period	$70,596	$547,831

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	39 WEEKS ENDED	39 WEEKS ENDED
	OCTOBER 30, 2021	OCTOBER 31, 2020
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$75,706	$267,410

Net cash (used in) provided by investing activities	(122,545)	485,209

Net cash used in financing activities	(442,121)	(257,509)

(Decrease) increase in cash and cash equivalents	(488,960)	495,110
Cash and cash equivalents:
Beginning of period	559,556	52,721
End of period	$70,596	$547,831

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, gain on sale of distribution centers, gain on sale of distribution centers rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the year-to-date 2020 and the full year 2020 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

Year-to-date 2020 - Thirty-nine weeks ended October 31, 2020

	As Reported	Adjustment to exclude gain on sale of distribution centers and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,444,938	$(3,956)	$1,440,982
Selling and administrative expense rate	32.4%	(0.1%)	32.3%
Gain on sale of distribution centers	(463,053)	463,053	—
Gain on sale of distribution centers rate	(10.4%)	10.4%	—
Operating profit	725,578	(459,097)	266,481
Operating profit rate	16.3%	(10.3%)	6.0%
Income tax expense	183,473	(117,194)	66,279
Effective income tax rate	25.7%	0.3%	25.9%
Net income	531,205	(341,903)	189,302
Diluted earnings per share	$13.46	$(8.66)	$4.80

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a gain resulting from the sale of our Columbus, OH; Durant, OK; Montgomery, AL; and Tremont, PA distribution centers and the related expenses of $459,097 ($341,903, net of tax).

Full Year 2020 - Fifty-two weeks ended January 30, 2021

	As Reported	Adjustment to exclude gain on sale of distribution centers and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$2,497,386	$(3,956)	$2,493,430
Selling and administrative expense rate	40.3%	(0.1%)	40.2%
Gain on sale of distribution centers	(463,053)	463,053	—
Gain on sale of distribution centers rate	(7.5%)	7.5%	—
Operating profit	856,548	(459,097)	397,451
Operating profit rate	13.8%	(7.4%)	6.4%
Income tax expense	215,415	(117,194)	98,221
Effective income tax rate	25.5%	(0.0%)	25.5%
Net income	629,191	(341,903)	287,288
Diluted earnings per share	$16.11	$(8.75)	$7.35

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP a gain resulting from the sale of our Columbus, OH; Durant, OK; Montgomery, AL; and Tremont, PA distribution centers and the related expenses of $459,097 ($341,903, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.